Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2024 in the Registration Statement (Form POS EX No. 333-271906) and related Prospectus of BGO Industrial Real Estate Income Trust, Inc. dated March 21, 2024.

/s/ Ernst & Young LLP

New York, New York

March 21, 2024